Exhibit 11.3

CONSENT OF MAINSCAPE

We consent to the use, in this Offering Statement on Form 1-A of our opinion in regard to validation of the Company’s product.

Very truly yours,

/s/ Mainscape, Inc.

Fishers, IN

August 1, 2019